UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)
60143
(Zip Code)

Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2023, Knowles Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) among the Company and one or more of its subsidiaries designated from time to time by the Company (together with the Company, the “Borrowers”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (the “Administrative Agent”), and a syndicate of other financial institutions (the “Lenders”) named in the New Credit Agreement. The New Credit Agreement amends and restates that certain Credit Agreement dated September 4, 2020 (the “Prior Credit Agreement”), among the Borrowers, the Administrative Agent and the lenders party thereto, and provides for a senior secured revolving credit facility with borrowings in an aggregate principal amount at any time outstanding not to exceed US$400,000,000 (the “Credit Facility”).

The New Credit Agreement, among other things, extends the maturity date of the Credit Facility from January 2024 to February 2028, replaces the London Inter-Bank Offered Rate (“LIBOR”) with the term secured overnight financing rate (“Term SOFR”) as a reference rate available for borrowings, amends the minimum Interest Coverage Ratio and amends certain other financial covenants with which the Company must comply, as described below.

Borrowings under the Credit Facility are to be used for working capital and other general corporate purposes of the Borrowers.

All obligations of the Borrowers (and each subsequently organized or acquired subsidiary that becomes a borrower under the Credit Facility) will be guaranteed by the Company and the Borrowers and will be secured by a perfected pledge of all the capital stock or other equity interests (including equity interests in subsidiaries) held by the Company and the subsidiary guarantors, which pledge, in the case of equity interests in any foreign subsidiary of the Company, will be limited to 65% of the voting equity interests and all the non-voting equity interests (if any) of such foreign subsidiary.

Up to US$100,000,000 of the Credit Facility will be available in Euro, Pounds Sterling and other currencies requested by the Company and agreed to by each Lender and up to US$50,000,000 of the Credit Facility will be made available in the form of letters of credit denominated in currencies approved by the Administrative Agent and the issuing banks as requested by the Company. Undrawn amounts under the Credit Facility accrue a commitment fee at a per annum rate of 0.225% to 0.350%, based on a leverage ratio grid.

JPMorgan will make available under the Credit Facility a swingline facility under which the Borrowers may request and JPMorgan, at its discretion, may make short-term borrowings in US dollars in an aggregate amount outstanding at any time not to exceed US$20,000,000.

At any time during the term of the Credit Facility, the Company will be permitted to increase the commitments under the Credit Facility or to establish one or more incremental term loan facilities under the Credit Facility in an aggregate principal amount not to exceed the sum of $200,000,000, plus additional amounts, so long as the senior secured leverage ratio does not exceed 2.00 to 1.00.

Commitments under the Credit Facility will terminate, and loans outstanding thereunder will mature, on February 8, 2028; provided, that the maturity date may be extended pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company.

The interest rates under the Credit Facility will be, at the Borrowers’ option, (1) (A) in the case of borrowings denominated in US dollars Term SOFR, (B) in the case of borrowings denominated in Sterling, Daily Simple Sonia, or (C) in the case of borrowings denominated in Euro, EURIBOR, in each case, plus the rates per annum determined from time to time based on the total net leverage ratio of the Company as of the end of and for the most recent period of four fiscal quarters for which financial statements have been delivered (the “Applicable Margin”); or (2) in the case of borrowings denominated in US Dollars, alternate base rate (“ABR”) (as defined in the New Credit Agreement) plus the Applicable Margin; provided, however, that any swingline borrowings shall bear interest at the rate applicable to ABR borrowings or, prior to the purchase of participations in such borrowings by the Lenders, at such other rate as shall be agreed between the Company and JPMorgan as the swingline lender.

The New Credit Agreement includes requirements, to be tested quarterly, that the Company maintains (i) a minimum ratio of Consolidated EBITDA to consolidated cash interest expense of 3.00 to 1.00 (the “Interest Coverage Ratio”), (ii) a ratio of total indebtedness, minus netted cash in an aggregate amount not to exceed US$50,000,000, to Consolidated EBITDA of 3.75 to 1.00 (“Total Net Leverage Ratio”) and (iii) a maximum ratio of senior secured net indebtedness to Consolidated EBITDA of 3.25 to 1.00 (the “Senior Secured Net Leverage Ratio”); provided that, following the completion of a material acquisition financed in whole or in part with indebtedness of the Company or a subsidiary in the amount of US$80,000,000 or more that, on a pro forma basis, would result in an increase in the Company’s Total Net Leverage Ratio and/or Senior Secured Net Leverage Ratio, as applicable, the Company may elect, by written notice delivered to the Administrative Agent within 30 days following such completion, to increase the applicable ratio(s) by 0.50 for the fiscal quarter during which such acquisition has been completed and for each of the following four consecutive fiscal quarters; provided, further, that a period of at least two consecutive fiscal quarters must elapse during which the Company is required to maintain a Total Net Leverage Ratio of not greater than 3.75 to 1.0 and/or Senior Secured Net Leverage Ratio of not greater than 3.25 to 1.00, as applicable, before an additional increase in the applicable ratio may occur. For these ratios, Consolidated EBITDA and consolidated interest expense are calculated using the most recent four consecutive fiscal quarters in a manner defined in the New Credit Agreement. In addition, the New Credit Agreement contains customary affirmative and negative covenants for financings of its type (subject to customary exceptions).

The New Credit Agreement provides that the occurrence of any of the following events (subject to applicable cure periods and exceptions, if any) will constitute an event of default: payment default, breach of representation or warranty, covenant breach, payment default in other indebtedness in excess of a certain monetary threshold, cross default to other indebtedness in excess of a certain monetary threshold, involuntary termination of a hedging agreement due to default, certain bankruptcy events, certain ERISA events, final judgment or settlement in excess of a certain monetary threshold, any security or guarantee documents cease to be in effect and a change of control of the Company. Upon the occurrence and during the continuation of an event of default, the Administrative Agent may exercise remedies on behalf of the lenders, including accelerating the repayment of outstanding loans under the New Credit Agreement.

The Company and its affiliates may from time to time engage certain of the lenders under the New Credit Agreement to provide other banking, investment banking and financial services.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of such document. A copy of the New Credit Agreement is filed herewith as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2023, Knowles Corporation issued a press release announcing its results of operations for the year and quarter ended December 31, 2022 and posted on its website at http://investor.knowles.com presentation slides which summarize certain of its results of operations for the year and quarter ended December 31, 2022. Knowles Corporation's quarterly financial conference call and webcast will be held on February 9, 2023. A copy of the press release is being furnished as Exhibit 99.1 hereto and a copy of the presentation slides is being furnished as Exhibit 99.2 hereto.

The information furnished under this Item 2.02 and the related exhibits included in Item 9.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 of this Form 8-K regarding the Credit Facility is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
10.1	Amended and Restated Credit Agreement dated as of February 8, 2023, among Knowles Corporation, JPMorgan Chase Bank, N.A. and the other lenders party thereto.
99.1	Press Release of Knowles Corporation dated February 9, 2023.
99.2	Presentation Slides dated February 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date:	February 9, 2023	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary